Exhibit 10.2

FIRST AMENDMENT TO

KIMBELL ROYALTY GP, LLC

2017 LONG-TERM INCENTIVE PLAN

(As Effective January 31, 2017)

Kimbell Royalty GP, LLC, a Delaware limited liability company, having previously adopted the Kimbell Royalty GP, LLC 2017 Long-Term Incentive Plan as effective January 31, 2017 (the “Plan”), and having the right to amend the Plan, pursuant to Section 10 of the Plan, does hereby amend the first sentence of Section 4 of the Plan to read as follows as follows:

“Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered or reserved for delivery or underlying Awards in the aggregate issued under the Plan is 4,541,600.”

Notwithstanding the foregoing, this amendment shall be effective on the date of, and subject to, the approval of this First Amendment to the Plan by the holders of a majority of the outstanding common units and Series A Cumulative Convertible Preferred Units (voting on an as-converted basis) of Kimbell Royalty Partners, LP.

IN WITNESS WHEREOF, Kimbell Royalty GP, LLC has executed this Amendment this 23rd day of September, 2018.

KIMBELL ROYALTY GP, LLC

By:	/s/ Matthew S. Daly
	Name:	Matthew S. Daly
	Title:	Chief Operating Officer